PREFERRED STOCK BUYBACK AGREEMENT

WHEREAS, Jeffrey Olweean and Nicole Leigh are the holders (collectively, the “Holders”) of 212,500 shares and 37,500 shares, respectively, of the outstanding Series A 4% Convertible Preferred Stock (the “Preferred Stock”) of FONU2 Inc., a Nevada corporation (the “Company”), which shares represent all of the Company’s issued and outstanding shares of Preferred Stock;

WHEREAS, under the terms of the Preferred Stock, the Company is obligated to pay to each of the Holders a quarterly dividend equal to 4% of the Liquidation Preference as defined in the Company’s Articles of Incorporation, with such dividend payments to be made on January 1; April 1; July 1; and October 1 during the time that the Preferred Stock is outstanding;

WHEREAS, any dividends that are not paid within three trading days of a dividend payment date shall entail a late fee of 18%, payable in cash;

WHEREAS, the Company has not made the dividend payments that were payable to the Holders on April 1, 2012, and July 1, 2012;

WHEREAS, as a result of such missed payments, the Company currently owes to the Holders a total of $10,000 in outstanding dividend payments plus accrued late fees as of the date of this Agreement, and additional dividend payments will continue to accrue at $5,000 per quarter, with associated late fees in the event that the Company is not able to make its scheduled payments on time;

 WHEREAS, the Company’s management expects that its current cash requirements will make it difficult or impossible to make the currently owed dividend payments or future dividend payments for the foreseeable future without raising additional capital through debt or equity offerings;

WHEREAS, in order to raise operating capital, the Company has listed its retail location at 331 East Commercial Blvd., Oakland Park, Florida  33334 (the “Retail Location”) for sale on the local multiple listing service at an asking price of $499,000;

WHEREAS, due to the continued difficult real estate market in South Florida, the Company has not received any offers to purchase the Retail Location at any price;

WHEREAS, under the terms of the Preferred Stock, each of the Holders shall have the right to convert his or her shares of Preferred Stock into shares of the Company’s common stock at a price that is equal to 85% of the market price of the Company’s common stock until the total value of the common stock so acquired equals the $500,000 total purchase price paid by the Holders for their shares of Preferred Stock;

WHEREAS, based on recent market prices for the Company’s common stock, the Holders’ conversion of all of their outstanding shares of Preferred Stock would result in a change in control of the Company;

WHEREAS, the Holders have expressed a willingness to sell all of their shares of Preferred Stock back to the Company and to forgive all of the dividend payments and late fees currently owed to them, in exchange for the Company’s conveyance to them of title to the Retail Location;

WHEREAS, as part of such a transaction, the Holders have stated their willingness to lease the retail location to the Company for a period of six months rent-free, subject to negotiation of subsequent lease terms upon the expiration of such six-month period;

WHEREAS, the Company’s Board of Directors has considered the numerous advantages that would accrue to the Company as a result of such a sale, including but not limited to:  (i)  the retirement of the Company’s debt to the Holders for the payment of all outstanding dividends and late fees; (ii) the benefits of the additional liquidity that would result from the termination of the Company’s obligation to make dividend payments and pay late fees in future quarters; (iii) the ability of the Company to avoid the substantial dilution to its stockholders, and the resultant change in control of the Company, that would result from the Holders’ election to convert their Preferred Stock into common stock; (iv) by selling the Retail Location, the Company will save approximately $7,800 per year in property taxes; (v) the favorable lease terms will allow the Company to better allocate its scarce capital to uses that will help to advance its business plan; and (vi) the lack of outstanding Preferred Stock with significant conversion rights will make the Company a more attractive candidate for future debt and/or equity financings and potential business combinations in the future;

NOW, THEREFORE, in consideration of the mutual promises and obligations set forth herein, the parties hereby agree as follows:

1.

Conveyance of Preferred Stock.  Each of the Holders hereby conveys to the Company the number of shares of Preferred Stock indicated next to his/her name on the executed Bills of Sale that are attached as Exhibits “A” and “B” hereto, which shares represent all of his/her shares of Preferred Stock, and agrees to deliver to the Company within two business days hereof all stock certificates representing his/her shares of Preferred Stock.

2.

Cancellation of Preferred Stock.  The Company hereby cancels all shares of Preferred Stock.

3.

Waiver of All Claims to Dividends and Late Fees.  Each of the Holders hereby irrevocably waives any and all claims to the payment of all accrued dividends and late fees that are outstanding as of the date of this Agreement, as well as any and all other claims relating to the Preferred Stock.

4.

Conveyance of Title to Retail Location.  Within two business days of the date hereof:  (i) the Company’s President shall execute and file in the Broward County Records, Taxes and Treasury Division the quitclaim deed that is attached as Exhibit “C  hereto; and (ii) the parties shall execute a lease in substantially the same form as the lease that is attached as Exhibit “D” hereto.  The Holders hereby represent and warrant that:  (i) they are familiar with the condition of the Company’s title to the property; (ii) they are solely responsible for conducting their own due diligence with respect to such title and are not relying on any representation of the Company or any of its directors, executive officers, employees or consultants in this regard.

5.

Governing Law.  This Agreement shall be interpreted and construed in accordance with the laws of the State of Florida.

6.

Jurisdiction and Venue.  The parties acknowledge that a substantial portion of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Broward County, Florida.  Any civil action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Florida, in Broward County or the U.S. District Court, Southern District of Florida, Broward Division. Each party consents to the jurisdiction of such court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such court.  Service of any court paper may be affected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

7.

Binding Effect.  All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executor, legal representative, heirs, successors and permitted assigns whether so expressed or not.

8.

Enforcement Costs.  If any civil action or other legal proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees, court costs and all expenses (including, without limitation, all such fees, costs and expenses incident to appellate, bankruptcy and post-judgment proceedings), incurred in that civil action or legal proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys’ fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, and all other charges billed by the attorney to the prevailing party.

9.

Counterparts.  This Agreement may be executed by the parties hereto in any number of counterparts, including by facsimile or electronic signature included in an Adobe PDF file, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.  The execution of counterparts shall not be deemed to constitute delivery of this Agreement by a party until the other party has also executed and delivered his/its counterparts.

10.

Notices.  All notices, requests, demands, applications, services of process and other communications are required to be or may be given under this Agreement shall be deemed to have been duly given if sent by reputable overnight courier (such as FedEx) or personally delivered, or mailed via certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following address:

To the Company:

FONU2 INC.

331 East Commercial Blvd.

Ft. Lauderdale, Florida  33334

To Mr. Olweean:

JEFFREY OLWEEAN

_________________________

_________________________

_________________________

To Ms. Leigh:

NICOLE LEIGH

_________________________

_________________________

_________________________

or to such other address as any party shall furnish to the other by notice given in accordance with this Section.

11.

Headings.  This section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

12.

Construction.  All references in this Agreement to Articles, Sections, Subsections, Paragraphs, Subparagraphs, Schedules and Exhibits are to articles, sections, subsections, paragraphs, subparagraphs, schedules and exhibits in or to this Agreement, unless otherwise expressly specified.  The words “hereof”, “hereunder”, and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provisions of this Agreement.  The term “including” is not limiting and means “including without limitation”.  In the computation of periods of time from a specified date to another specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

13.

Counsel.  Each party acknowledges that he/she/it has carefully read all of the terms of this Agreement, that he/she/it has been represented by counsel of his/her/its choosing, that the terms have been fully explained to him/her/it and that he/she/it understands the consequences of each and every term.  In this regard, each of the Holders acknowledges that this Agreement has been prepared by the Company’s counsel and that he/she has been encouraged to review this Agreement with counsel of his/her own choosing.

14.

Entire Agreement; Modification.  This Agreement constitutes the entire understanding of the parties hereto regarding the subject matter hereof and supersedes any and all prior or contemporaneous representations or agreements, whether written or oral, between the parties regarding the subject matter hereof, and cannot be changed or modified unless in a writing signed by the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

FONU2 INC., a Nevada corporation

By:  /s/ Jeffrey M. Pollitt

Jeffrey M. Pollitt

JEFFREY OLWEEAN

/s/ Jeffrey Olweean

NICOLE LEIGH

/s/ Nicole Leigh

EXHIBIT “A”

BILL OF SALE

Jeffrey A. Olweean, the Seller, for and in consideration of the sum of ONE DOLLAR ($1.00) paid by FONU2 Inc., a Florida corporation, the Buyer, the receipt of which is hereby acknowledged, together with the other consideration set forth in the Preferred Stock Buyback Agreement to which this Bill of Sale is annexed as Exhibit “A,” has bargained, sold, assigned, and transferred, and by these presents does bargain, sell, assign and transfer unto said Buyer 212,500 shares of the Series A 4% Convertible Preferred Stock of the Company (the “Preferred Stock”), which shares represent all of the Preferred Stock beneficially owned by the Seller.

DATED this 15th day of August, 2012.

JEFFREY A. OLWEEAN

/s/ Jeffrey A. Olweean

EXHIBIT “B”

BILL OF SALE

Nicole Leigh, the Seller, for and in consideration of the sum of ONE DOLLAR ($1.00) paid by FONU2 Inc., a Florida corporation, the Buyer, the receipt of which is hereby acknowledged, together with the other consideration set forth in the Preferred Stock Buyback Agreement to which this Bill of Sale is annexed as Exhibit “B,” has bargained, sold, assigned, and transferred, and by these presents does bargain, sell, assign and transfer unto said Buyer 75,000 shares of the Series A 4% Convertible Preferred Stock of the Company (the “Preferred Stock”), which shares represent all of the Preferred Stock beneficially owned by the Seller.

DATED this 15 day of August, 2012.

NICOLE LEIGH

/s/ Nicole Leigh

EXHIBIT “C”

Prepared by and Return to:

Jeffrey A. Olweean

3850 Galt Ocean Dr. #706

Fort Lauderdale,, Fl 33308

Property ID: 494215-06-0060

QUITCLAIM DEED

THIS QUITCLAIM DEED, Executed this 15 day of August, 2012, by Zaldiva, Inc., whose post office address is 331 E. Commercial Blvd., Fort Lauderdale, Florida 33308, the GRANTOR, to Jeffrey A. Olweean and Nicole Leigh, whose post office address is 3850 Galt Ocean Dr. #706, Fort Lauderdale, Florida 33308, the GRANTEE.

WITNESSETH, that the GRANTOR for $10 and other good consideration, does hereby remise, release and quitclaim unto GRANTEE and GRANTEE's heirs and assigns forever, all the right, title, interest and claim which GRANTOR has in the following described parcel of land, and improvements and appurtenances thereto in the County of Broward, State of Florida to wit:

38 – 7  B, LOT 4   BLK 13,  NORTH ANDREWS TERRACE SECOND ADDITION according to the Plat thereof, recorded in Plat Book 38, at Page 7, of the Public Records of Broward County, Florida.

Parcel Identification Number: 494215-06-0060

IN WITNESS WHEREOF, GRANTOR has signed and sealed these presents on the day and year first above written.

Signed, sealed and delivered in the

presence of:

/s/_________________________

/s/ Jeffrey Pollitt

WITNESS #1

Zaldiva, Inc. - Jeffrey Pollitt - President

/s/_________________________

WITNESS #2

State of Florida

)

)

County of Broward

)

On this 15 day of August, 2012, appeared Jeffrey Pollitt, President of Zaldiva, Inc., [ ] personally known to me or who [ ] provided identification of __________________________ to be the persons whose names are subscribed to within this quitclaim deed and acknowledged to me that s/he executed the same by his/her signatures on this quitclaim deed.

[SEAL]

/s/_____________________

Signature of Notary

EXHIBIT “D”

COMMERCIAL LEASE

This lease is made between Jeffrey Olweean and Nicole Leigh, herein called Lessor, and FONU2 Inc., a Nevada corporation, herein called Lessee.

Lessee hereby offers to lease from Lessor the premises situated in the City of Oakland Park, County of Broward, State of Florida, described as 331 East Commercial Blvd., Oakland Park, Florida 33334, upon the following TERMS and CONDITIONS.

1.

Term and Rent.  Lessor demises the above premises for a term of six months, commencing on August 15, 2012, and terminating on February 14, 2013 (the “Initial Term”), or sooner as provided herein.  During the Initial Term, the premises shall be rented to the Lessee free of charge.  During the Initial Term and any subsequent rental terms, this lease may be canceled upon 30 days’ written notice in the Lessor’s sole discretion in the event of a bona fide offer to purchase the leased premises by a third party.

2.

Use.  Lessee shall use and occupy the premise for the purpose of operating a comic book and collectible shop.  The premises shall be used for no other purpose without the Lessor’s prior written consent. Lessor represents that the premises may lawfully be used for such purpose.

3.

Care and Maintenance of Premises.  Lessee acknowledges that the premises are in good order and repair, unless otherwise indicated herein. Lessee shall, at its own expense and at all times, maintain the premises in good and safe condition, including plate glass, electrical wiring, plumbing and heating installations and any other system or equipment upon the premises, and shall surrender the same at termination hereof, in as good condition as received, normal wear and tear excepted. Lessee shall be responsible for all repairs required, excepting the roof, exterior walls and structural foundations.

4.

Alterations.  Lessee shall not, without first obtaining the written consent of Lessor, make any alterations, additions, or improvements, in, to or about the premises.

5.

Ordinances and Statutes.  Lessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the premises, occasioned by or affecting the use thereof by Lessee.

6.

Assignment and Subletting.  Lessee shall not assign this lease or sublet any portion of the premises without prior written consent of the Lessor, which shall not be unreasonably withheld. Any such assignment or subletting without consent shall be void and, at the option of the Lessor, may terminate this lease.

7.

Utilities.  All applications and connections for necessary utility services on the demised premises shall be made in the name of Lessee only, and Lessee shall be solely liable for utility charges as they become due, including those for sewer, water, gas, electricity, and telephone services.

8.

Entry and Inspection.  Lessee shall permit Lessor or Lessor's agents to enter upon the premises at reasonable times and upon reasonable notice, for the purposes of inspecting the same, and will permit Lessor at any time within sixty (60) days prior to the expiration of this lease, to place upon the premises any usual "To Let" or "For Lease" signs, and permit persons desiring to lease the same to inspect the premises thereafter.

9.

Indemnification of Lessor.  Lessor shall not be liable for any damage or injury to Lessee, or any other person, or to any property, occuring on the demised premises or any part thereof, and Lessee agrees to hold Lessor harmless from any claim for damages, no matter how caused.

10.

Insurance.  Lessee, at its expense, shall maintain public liability insurance including bodily injury and property damage insuring both Lessee and Lessor.

11.

Eminent Domain.  If the premises or any part thereof or any estate therein, or any other part of the building materially affecting Lessee's use of the premise, shall be taken by eminent domain, this lease shall terminate on the date when title vests pursuant to such taking. Any rent shall be apportioned as of the termination date, and any rent paid for and period beyond that date shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a claim for any taking of fixtures and improvements owned by Lessee, and for moving expenses.

12.

Lessor's Remedies on Default.  If Lessee defaults in the payment of rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions hereof, Lessor may give Lessee notice of such default and if Lessee does not cure any such default within 15 days after the giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, if Lessee does not commence such curing within such 15 days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Lessor may terminate this lease on not less than 15 days' notice to Lessee. On the date specified in such notice the term of this lease shall terminate, and Lessee shall then quit and surrender the premises to Lessor, but Lessee shall remain liable as hereinafter provided. If this lease shall have been so terminated by Lessor, Lessor may at any time thereafter resume possession of the premises by any lawful means and remove Lessee or other occupants and their effects. No failure to enforce any term shall be deemed a waiver.

13.

Common Area Expenses.  In the event the demised premises are situated in a shopping center or in a commercial building in which there are common areas, Lessee agrees to pay its pro-rata share of maintenance, taxes, and insurance for the common area.

14.

Attorney's Fees.  In case suit should be brought for recovery of the premises, or for any sum due hereunder, or because of any act which may arise out of the possession of the premises, by either party, the prevailing party shall be entitled to all costs incurred in connection with such action, including reasonable attorney's fee.

15.

Notices.  Any notice which wither party may, or is required to give, shall be given mailing same, postage prepaid, to Lessee at the premises, or Lessor at the address shown below, or at such other places as may be designated by the parties from time to time.

16.

Heirs, Assigns, Successors.  This lease is binding upon and inures to the benefit of the heirs, successors in interest to the parties.

17.

Option to renew.  Provided that Lessee is not in default in the performance of this lease, Lessee shall have the option to renew the lease for an additional term of six months commencing at the expiration of the initial lease term. All of the terms and conditions of the lease shall apply during the renewal term except that the monthly rent shall be as agreed upon in writing by the parties not less than 30 days before the commencement of the renewal term. The option shall be exercised by written notice given to Lessor not less than 30 days prior to the expiration of the initial lease term. If notice is not given in the manner provided herein within the time specified, this option shall expire.

18.

Subordination.  This lease is and shall be subordinated to all existing and future liens and encumbrances against the property.

19.

Entire Agreement.  The foregoing constitutes the entire agreement between the parties and may be modified only in a writing signed by both parties.

Signed this day of August 15, 2012.

Lessor:  /s/ Jeffrey Olweean

Lessee: FONU2 Inc., a Nevada corporation

By /s/ Jeffrey Pollitt

Jeffrey Pollitt, President